ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*040104*

| Filed in the Office of | Business Number E0149142014-4 |
|---|---|
| Secretary of State State Of Nevada | Filing Number 20140203763-38 |
| | Filed On 03/20/2014 |
| | Number of Pages 1 |

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** Medicine Man Technologies, Inc.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: Unisearch, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

10 Bodie Drive, Carson City, Nevada 89706
Street Address, City, Zip Code

Mailing Address (if different from street address), City, Nevada, Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares with par value: ______ Par value per share: $ ______ Number of shares without par value: 1,000,000

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Brett Roper
Name
13791 E. Rice Place, Aurora, CO 80015
Street Address, City, State, Zip Code

2) ______
Name
Street Address, City, State, Zip Code

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

**6. Benefit Corporation:** (see instructions)

[ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Kelly Szatkowskic/oIrvine Venture Law Firm,LLP
Name

X [signature]
Incorporator Signature

19900 MacArthur Blvd., Suite 1150, Irvine, CA 92612
Address, City, State, Zip Code

**8. Certificate of Acceptance of Appointment of Registered Agent:**

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Unisearch
Authorized Signature of Registered Agent ~~or On Behalf of Registered Agent Entity~~

MAR 20 2014
Date

This form must be accompanied by appropriate fees.